EXHIBIT 99.2

Clearfield Announces Pricing of Upsized $120 Million Public Offering of Common Stock

MINNEAPOLIS, Dec. 06, 2022 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD) today announced the pricing and upsize of the previously announced underwritten public offering of 1,200,000 shares of its common stock at a price to the public of $100.00 per share for expected gross proceeds of approximately $120 million before deducting estimated offering expenses and the underwriting commissions and discounts. In connection with the offering, the underwriters have been granted a 30-day option to purchase up to an additional 180,000 shares of its common stock in the underwritten public offering. The offering is expected to close on December 9, 2022, subject to the satisfaction of customary closing conditions. The net proceeds from the offering will be used for working capital and general corporate purposes.

Cowen and Needham & Company are acting as joint book-running managers for the offering. Roth Capital Partners, Lake Street and Northland are acting as co-managers for the offering.

The shares are being offered pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) that became effective on April 28, 2022. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at www.sec.gov. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, Attn: Prospectus Department, by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com; and Needham & Company, LLC, Attn: Syndicate Prospectus Department, 250 Park Avenue, 10th Floor, New York, New York 10177, or by calling 800-903-3268, or by email at prospectus@needhamco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to the anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, data center and military markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements.

Except for historical information, certain statements in this press release, including statements regarding the closing of the follow-on public offering and use of proceeds from the offering are forward-looking in nature and are subject to risks, uncertainties and assumptions about Clearfield and its business, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of the closing conditions related to the follow-on public offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Clearfield’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Clearfield makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Clearfield’s business in general, please refer to the “Risk Factors” section in Clearfield’s shelf registration statement on Form S-3 that was filed with the SEC and became effective on April 28, 2022 and the documents incorporated by reference therein, including those factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2022 filed with the SEC on November 23, 2022. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:

Gateway Group, Inc.
Matt Glover and Jackie Keshner
T: 949-574-3860
CLFD@gatewayir.com